SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 October 1, 2001
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                Date of Report (Date of earliest event reported)

                        Richton International Corporation
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                               0-12361 05-0122205
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           (Commission File Number) (IRS Employer Identification No.)

                   767 Fifth Avenue, New York, New York 10153
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               (Address of principal executive offices) (Zip Code)

                                 (212) 751-1445
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             (Registrant's telephone number, including area code)


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Item 5. Other Events.

      Richton International Corporation ("Richton") has announced the Exchange Ratio of .9697 a share of Deere & Company common stock will be issued for each Richton share for which an election has been made to receive common stock. Under the Merger Agreement, dated as of May 29, 2001, between Richton, Deere & Company, a Delaware corporation ("Deere"), and Green Mergersub, Inc., a wholly owned Delaware subsidiary of Deere ("Acquisition Sub")(the "Merger"). The Merger remains subject to approval at a Special Meeting of its stockholders, which meeting is scheduled for Tuesday, October 2, 2001 at 10:00 a.m.

      A copy of the press release, dated October 1, 2001, relating to the above-described action is attached as an exhibit to this report and is incorporated herein by reference.

Exhibit Number    Description

99.1 Press release issued October 1, 2001, regarding the Exchange Ratio for the Merger, which Merger is subject to approval at the Special Meeting of Shareholders.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Richton International Corporation

                                     By: /s/ Cornelius F. Griffin
                                         ------------------------------
                                         Name: Cornelius F. Griffin
                                         Title: Chief Financial Officer

Dated: October 1, 2001


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                                 EXHIBIT INDEX

Exhibit Number    Description

99.1 Press release issued October 1, 2001, regarding the Exchange Ratio for the Merger, which Merger is subject to approval at the Special Meeting of Shareholders.